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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2014

MICROFINANCIAL INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS
(State or other jurisdiction of incorporation)

001-14771 (Commission file number)	04-2962824 (IRS Employer Identification Number)

16 New England Executive Park, Suite 200, Burlington MA 01803
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 994-4800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

        This Form 8-K/A amends and restates the Form 8-K filed by MicroFinancial Incorporated on December 16, 2014, solely in order (i) to file the exhibits numbered 10.4 through 10.6 under Item 9.01, and (ii) to make corresponding and clarifying changes to the description of such exhibits under the heading "Senior Secured Revolving Credit Facility" in Item 1.01 hereof.

Item 1.01    Entry into a Material Definitive Agreement

Merger Agreement and the Tender Offer

        On December 13, 2014, MicroFinancial Incorporated, a Massachusetts corporation ("MFI" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with MF Parent LP, a Delaware limited partnership ("Parent") and MF Merger Sub Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Purchaser"). Parent is an affiliate of funds managed by an affiliate of Fortress Investment Group LLC. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a tender offer to acquire all of the outstanding shares of MFI's common stock, par value $0.01 per share (the "Shares"), for a purchase price of $10.20 per Share, net to the holder thereof in cash (the "Offer Price"), without interest and net of any withholding taxes (the "Offer"). The Merger Agreement also provides that following completion of the Offer, Purchaser will be merged with and into MFI, resulting in MFI being the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, all remaining outstanding Shares not tendered and accepted for payment by Purchaser in the Offer (other than Shares owned by Parent, MFI and their respective subsidiaries) will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Merger Agreement.

        On December 12, 2014, the Board of Directors of MFI (the "Board") unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the United States Securities and Exchange Commission ("SEC") recommending that the Company's shareholders tender their Shares into the Offer.

        The acceptance of Shares for payment of the Offer Price at the expiration of the Offer will be conditioned on the satisfaction of customary closing conditions, including a "minimum condition," which requires there to be validly tendered and not withdrawn in the Offer a number of Shares which (together with any shares owned by Parent or its controlled subsidiaries and the Contribution Shares described under Item 8.01 of this Report) represents at least two-thirds (66 2/3%) of the outstanding Shares on a fully-diluted basis. Neither the Offer nor the Merger is subject to a financing condition.

        Following the acceptance of Shares tendered in the Offer for payment, Purchaser has an option to purchase from MFI the number of Shares required for the Merger to become effective without a meeting of shareholders in accordance with Section 11.05 of the Massachusetts Business Corporation Act (the "Top-Up Option"). The purchase price for Shares purchased on exercise of the Top-Up Option will be the Offer Price per share, which may be payable in cash, through delivery of a promissory note, or through a combination of each. If the Top-Up Option is not exercised after completion of the Offer, or cannot be exercised because MFI does not have enough authorized Shares to permit exercise of the Top-Up Option, MFI will call a meeting of the shareholders of the Company for the purpose of approving the Merger.

        Each MFI stock option and restricted stock unit award outstanding at the effective time of the Merger shall thereupon be converted, on a fully-vested basis, into the right to receive the Offer Price per Share (less the respective exercise price, in the case of stock options), less applicable withholdings.

        The Company has made customary representations and warranties and agreed to certain covenants in the Merger Agreement, including, without limitation, operation of the Company in the ordinary course of business and customary restrictions in the conduct of the business of the Company prior to the consummation of the Merger. The Company presently intends, subject to approval of the Board at the time, to declare a single quarterly cash dividend on its common stock in an amount expected to be

$0.08 per share with a record date that is no later than January 12, 2015 and a payment date that is on or prior to the date of acceptance of Shares for payment in the Offer.

        Unless the Merger Agreement is terminated and except under specified circumstances, the Company is restricted from soliciting additional acquisition proposals (as defined in the Merger Agreement), participating in discussions in furtherance of an acquisition proposal, entering into agreements with respect to acquisition proposals, waiving standstill agreements or proposing to do any of the foregoing. Under certain circumstances, the Company may participate in discussions when the Board reasonably believes that an unsolicited written proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the Merger Agreement). Subject to compliance with its obligations in respect of other acquisition proposals and the other terms and conditions of the Merger Agreement, prior to the acceptance of Shares for payment in the Offer, the Board may change its recommendation with respect to certain intervening events (as defined in the Merger Agreement) or an acquisition proposal or may terminate the Merger Agreement and enter into a definitive agreement with respect to an acquisition proposal, subject to payment of the fees described below, if the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal, or that an intervening event has occurred, and that failure to take such action would be inconsistent with the Board's fiduciary duties. Before the Board may take such action, however, Purchaser may match any such superior proposal and MFI would be obligated to negotiate in good faith with Purchaser in connection therewith.

        Upon termination of the Merger Agreement under certain circumstances, MFI would be required to pay Purchaser a termination fee of $6,500,000 (the "Termination Fee"). Upon termination, under certain circumstances, MFI would be required to reimburse Purchaser for expenses of up to $2,000,000 (but not in addition to the Termination Fee). In the event that Purchaser receives a reimbursement of expenses and MFI also becomes obligated to pay Purchaser a Termination Fee, such Termination Fee would be reduced by the amount of expenses previously reimbursed.

        The foregoing summary of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which has been filed as Exhibit 2.1 to this Report and is incorporated herein by reference.

        The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about MFI, Parent or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by MFI to Parent and Purchaser in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between MFI, Parent and Purchaser, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts or condition of MFI, Parent or Purchaser or any of their respective businesses, subsidiaries or affiliates.

Senior Secured Revolving Credit Facility

        On December 13, 2014, in connection with the Merger Agreement, TimePayment Corp., a direct, wholly-owned subsidiary of the Company ("TimePayment"), and MF2 Holdings LLC, an indirect, wholly-owned subsidiary of Parent (together with TimePayment, the "Borrowers") entered into documentation with Santander Bank, N.A. ("Santander") as agent, and certain lenders for a $200 million revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility will be documented by either (i) a new credit agreement in the form of Exhibit 10.4 hereto (the "New Credit Agreement"), which will refinance and replace the existing $150 million credit revolving facility of TimePayment provided by Santander as agent, and the other lenders party thereto (the "Existing Credit Agreement") or (ii) an amended and restated credit agreement in the form of Exhibit 10.5 hereto (the "A&R Credit Agreement" and together with the New Credit Agreement, the "Credit Agreements"), which will amend and restate the Existing Credit Agreement. The Credit Agreements are being held in escrow pursuant to an Escrow Agreement in the form of Exhibit 10.6 hereto until the consummation of the Offer. Upon the consummation of the Offer, one of the Credit Agreements will be released from escrow and the other one will be rendered null and destroyed. Santander will decide which Credit Agreement gets released from escrow. The maximum principal amount of loans outstanding under the Revolving Credit Facility at any time is subject to a borrowing base based on, among other items, collateral value attributed to eligible receivables. Availability of loans under the Revolving Credit Facility will be reduced by $43 million as long as a bridge loan facility entered into between Purchaser and Santander remains effective (the "Bridge Loan Facility"). Subject to various conditions precedent, the Revolving Credit Facility permits further increases in the total commitment thereunder up to a maximum total commitment of $250 million. Subject to the consummation of the Offer and other customary conditions, the Revolving Credit Facility will be available to (i) refinance the Bridge Loan Facility, (ii) pay related fees and expenses incurred in connection with the Merger and (iii) provide ongoing working capital and other funding for TimePayment. However, in no event may MF2 Holdings LLC use any proceeds of borrowings under the Revolving Credit Facility prior to the consummation of the Merger.

        The Existing Credit Agreement contains a "Change of Control" (as defined thereunder) default provision that would be triggered upon the consummation of the Offer. By either refinancing and replacing or amending and restating the Existing Credit Agreement with the Revolving Credit Facility, TimePayment will avoid triggering the change of control event of default under the Existing Credit Agreement. Availability of funds under the Revolving Credit Facility are neither required by Purchaser to complete the Offer nor a condition to the Offer or the Merger.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The description of the Revolving Credit Facility in Item 1.01 above is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

        The information set forth under Item 1.01 regarding the Top-Up Option is incorporated by reference into this item. The Top-Up Option was issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Concurrently with the execution and delivery of the Merger Agreement, each of Richard F. Latour, our Chief Executive Officer, James R. Jackson, Jr., our Chief Financial Officer, and Steven J. LaCreta, our Vice President, Legal and Vendor/Lessee Relations, entered into amended and restated employment agreements with the Company in order to continue their employment with the Company following the Merger on substantially the same economic terms as provided for in their existing agreements with the Company. The amended and restated employment agreements will become effective upon the completion of the Merger for a term of one year, with automatic renewals upon each succeeding anniversary of the closing unless either party gives at least 90 days' notice prior to a scheduled expiration that the term will not be extended. Mr. Latour's initial base salary will be $368,639, with annual increases determined by reference to regional consumer price index increases; Mr. Jackson's initial base salary will be $250,327; and Mr. LaCreta's initial base salary will be $166,419. Each executive will also be eligible to participate in an annual bonus program. Mr. Latour's agreement sets his target annual bonus at 80% of his annual salary for 2015 and 120% of his annual salary thereafter. Mr. Jackson's agreement sets his target annual bonus at 40% of his annual salary for 2015 and 60% of his annual salary thereafter. Mr. LaCreta's agreement sets his target annual bonus at 25% of his annual salary for 2015 and 37.5% of his annual salary thereafter. In lieu of the Company's current quarterly discretionary bonus plan, the executives will receive four quarterly payments totaling, in the aggregate, $165,818 (Mr. Latour), $71,076 (Mr. Jackson), and $35,532 (Mr. LaCreta) during

2015, subject to continued employment on each payment date. Each executive will be entitled to certain payments in the event his employment is terminated without cause, or by the executive for good reason, including payments of 300% (for Mr. Latour) or 150% (for Mr. Jackson and Mr. LaCreta) of base salary, a prorated percentage of the bonus (for Mr. Latour only), and continuation of certain benefits for a period.

        In addition, Parent will also have available for grant to members of management so-called "profits interests" for up to 12% of the fully diluted outstanding equity of Parent. Parent has indicated to the Company that it expects to grant up to 58.3% of the reserved equity pool available for issuance upon the consummation of the Merger. Of the profits interests granted, 45% will vest over five years following the date of grant, and 55% will vest subject to the attainment of certain performance targets. Parent has indicated to the Company that it currently intends to make the following grants of profits interests: 3.5% to Mr. Latour, 2.0% to Mr. Jackson, and 1.5% to Mr. LaCreta.

        The foregoing summary of the amended and restated employment agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreements, copies of which have been filed as Exhibits 10.1 through 10.3 to this Report and are incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On December 11, 2014, the Company amended its Amended and Restated By-Laws (a) to opt out of Chapter 110D of the Massachusetts General Laws relating to control share acquisitions, and (b) to provide that the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company's shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Massachusetts Business Corporation Act or the Company's Articles of Organization or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall, in all cases subject to such court's having personal jurisdiction over the indispensable parties named as defendants, be either the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts or, if such venue is not permissible, another Massachusetts state court located in Suffolk or Norfolk County, or a federal court located in Massachusetts.

Item 8.01    Other Information

Contribution Agreement

        Concurrently with the execution of the Merger Agreement, and as a condition and inducement of Parent's and Purchaser's willingness to enter into the Merger Agreement, Richard F. Latour, our Chief Executive Officer, James R. Jackson, Jr., our Chief Financial Officer, and Steven J. LaCreta, our Vice President, Legal and Vendor/Lessee Relations, entered into a Contribution, Non-Tender and Support Agreement with Parent (the "Contribution Agreement"), pursuant to which each of them has agreed, among other things, not to tender any Shares owned by them in the Offer, to support the Offer and the Merger as provided in the Contribution Agreement, and to contribute 206,669 Shares (in the case of Mr. Latour), 38,720 Shares (in the case of Mr. Jackson) and 13,286 Shares (in the case of Mr. LaCreta) beneficially owned by them (the "Contributed Shares") to Parent following Offer's acceptance time and prior to the effective time of the Merger, upon which each of Mr. Latour, Mr. Jackson and Mr. LaCreta will be admitted as a limited partner of Parent. Shares beneficially owned by them and not contributed to Parent will be cashed out in the Merger as described under Item 1.01 of this Report. The Contribution Agreement will terminate if the Merger Agreement is terminated.

Tender and Support Agreement

        On December 13, 2014, in connection with the execution of the Merger Agreement, each of the non-executive directors of MFI (the "Supporting Stockholders"), who hold 5,014,674 Shares in the aggregate, entered into a Tender and Support Agreement with Parent and Merger Sub (the "Support Agreement"). Pursuant to the Support Agreement, the Supporting Stockholders have agreed, among other things, to tender their Shares in the Offer and to vote (or cause to be voted) their Shares against certain other transactions. The Support Agreement will terminate upon termination of the Merger Agreement and certain other specified events.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among MF Parent LP, MF Merger Sub Corp. and MicroFinancial Incorporated, dated as of December 13, 2014*†
3.1	Amendment to Amended and Restated By-Laws of MicroFinancial Incorporated, dated December 11, 2014†
10.1	Amended and Restated Employment Agreement between MicroFinancial Incorporated and Richard F. Latour, dated December 13, 2014†
10.2	Amended and Restated Employment Agreement between MicroFinancial Incorporated and James R. Jackson, Jr., dated December 13, 2014†
10.3	Amended and Restated Employment Agreement between MicroFinancial Incorporated and Steven J. LaCreta, dated December 13, 2014†
10.4	Credit Agreement among Santander Bank, N.A., as Agent, the Lenders party thereto, TimePayment Corp., and MF2 Holdings LLC, dated December 13, 2014.
10.5	Third Amended and Restated Credit Agreement among Santander Bank N.A., as Agent, the Lenders party thereto, TimePayment Corp., and MF2 Holdings LLC, dated December 13, 2014.
10.6	Escrow Agreement among TimePayment Corp., MF2 Holdings LLC, Santander Bank, N.A., and BNY Mellon, N.A., dated as of December 13, 2014.
99.1	Press Release dated December 15, 2014†

*
All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

†
Previously filed.

Additional Information and Where to Find It

        The Tender Offer for the outstanding Shares described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of MFI pursuant to the Offer or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed with the SEC by Purchaser. In addition, MFI will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. MFI shareholders are advised to read these documents, any amendments to these documents and any other documents relating to the Offer that are filed with the SEC carefully and in their entirety prior to making any decision with respect to the Offer because they contain important information, including the terms and conditions of the offer. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that MFI files with the SEC at the SEC's website at www.sec.gov, or free of charge from MFI at www.microfinancial.com or directing a request to MicroFinancial Incorporated, 16 New England Executive Park, Suite 200, Burlington, Massachusetts 01803, Attention: Investor Relations, (781) 994-4800.

 SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED Registrant
By:	/s/ JAMES R. JACKSON, JR. James R. Jackson, Jr. Vice President and Chief Financial Officer

Dated: December 18, 2014

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among MF Parent LP, MF Merger Sub Corp. and MicroFinancial Incorporated, dated as of December 13, 2014*†
3.1	Amendment to Amended and Restated By-Laws of MicroFinancial Incorporated, dated December 11, 2014†
10.1	Amended and Restated Employment Agreement between MicroFinancial Incorporated and Richard F. Latour, dated December 13, 2014†
10.2	Amended and Restated Employment Agreement between MicroFinancial Incorporated and James R. Jackson, Jr., dated December 13, 2014†
10.3	Amended and Restated Employment Agreement between MicroFinancial Incorporated and Steven J. LaCreta, dated December 13, 2014†
10.4	Credit Agreement among Santander Bank, N.A., as Agent, the Lenders party thereto, TimePayment Corp., and MF2 Holdings LLC, dated December 13, 2014.
10.5	Third Amended and Restated Credit Agreement among Santander Bank N.A., as Agent, the Lenders party thereto, TimePayment Corp., and MF2 Holdings LLC, dated December 13, 2014.
10.6	Escrow Agreement among TimePayment Corp., MF2 Holdings LLC, Santander Bank, N.A., and BNY Mellon, N.A., dated as of December 13, 2014.
99.1	Press Release dated December 15, 2014†

*
All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

†
Previously filed.

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 3.02 Unregistered Sales of Equity Securities.
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 8.01 Other Information
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX